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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Suiza Foods Corporation of our report dated June 26, 2001 relating to the financial statements and financial statement schedule, which appears in Dean Foods Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chicago, IL


August 9, 2001